UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: July 20, 2006
(Date of earliest event reported)
Cygnus Oil and Gas Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50228 (Commission File Number)	33-0967974 (I.R.S. Employer Identification Number)

1600 Smith Street, Suite 5100 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
(713) 784-1113
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant
On July 20, 2006, Cygnus Oil and Gas Corporation (the “Company”) appointed UHY LLP (“UHY”) as its new independent public accounts for fiscal year 2006, effective immediately. The Company’s decision to engage UHY as its independent public accountants was made based upon the approval by the audit committee of the Company’s board of directors of UHY as the Company’s new independent public accountants following interviews with a number of accounting firms.
L J Soldinger Associates LLC (“LJSA”) previously served as the Company’s independent public accounts. LJSA’s reports on the financial statements of the Company for the fiscal 2004 and 2005 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report for the fiscal years 2004 and 2005.
During the Company’s two most recent fiscal years and through the effective date of UHY’s appointment, there were no disagreements with LJSA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LJSA, would have caused them to make reference thereto in their reports on the financial statements of the Company for such years.
During the Company’s two most recent fiscal years and through the effective date of UHY’s appointment, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K except that the Company reported certain deficiencies in the Company’s internal control over financial reporting in (i) the Company’s Form 10-QSB for the period ended September 30, 2005, (ii) the Company’s Form 10-KSB for the year ended December 31, 2005, and (iii) in the subsequent Quarterly Report on Form 10-Q for the period ended March 31, 2006. The significant deficiencies noted were: (a) an inability to timely and accurately close books and records at the end of each reporting period; (b) insufficient number of accounting and financial personnel; (c) deficiencies in the recording and classification of unproved and proved oil and gas properties and in the calculation of the working percentage interests in or impairments of certain of wells; (d) insufficient procedures to detect errors in the books of the limited liability companies and limited partnerships in which the Company has an equity interest; (e) improper or lack of accounting for and/or failure to identify transactions; (f) inadequate controls relating to the receipt and disbursement of cash received in accordance with joint interest agreements; and (g) weakness in the process and tools used to consolidate the financial statements of the Company and our subsidiaries.
Before the appointment of UHY, neither the Company nor anyone on behalf of the Company consulted with UHY during the Company’s two most recent fiscal years and through July 20, 2006, in any manner regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that UHY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, except as described below or (B) the subject of either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.
During the course of the 2005 audit, L J Soldinger Associates LLC (“LJSA”) notified the company of guidance issued by the SEC Division of Corporation Finance on December 1, 2005 titled “Current Accounting and Disclosure Issues in the Division of Corporation Finance”. LJSA indicated that certain topics of the SEC guidance pertained to the Company — particularly relating to accounting for penalties contained in registration rights agreements the company had previously entered into. LJSA also provided copies of accounting literature including Emerging Issues Task Force 05-04 Issues Summary No. 1, FASB Statement No. 133, FASB Statement 150, EITF Issue No. 00-19 and EITF Issue No. 01-6 amongst others.
The Company retained UHY LLP to advise it with implementing the proper accounting treatment relating to the penalty to be recorded. UHY advised the Company that the amount of penalty to be recorded should only reflect the actual registration rights penalty amount incurred to the date of the balance sheet. UHY did not render an opinion on the final accounting treatment as described below nor did they calculate the amount of the penalty.
After consulting with LJSA the Company decided to calculate the penalty being calculated using fair value. Using fair measurement the Company reflected an additional $760,000 of penalty expense in the December 31, 2005 financial statements and the financial statements for the third calendar quarter of 2005 were restated to also reflect the registration rights penalty.
The Company has furnished a copy of this Current Report on Form 8-K to UHY and to LJSA and requested that UHY and LJSA furnish the Company with letters addressed to the Securities and Exchange Commission stating whether each such firm agrees with the above statements and, if not, stating the respects in which they do not agree.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Memorandum Regarding Liquation Damages of Registration Rights Agreements

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cygnus Oil and Gas Corporation
Date: July 26, 2006	By:	/s/ Stephen C. Haynes
Stephen C. Haynes
Chief Financial Officer and Treasurer

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